Exhibit 99.1

[STEELCLOUD LOGO]

14040 Park Center Road, Suite 210, Herndon, VA  20171; 703-674-5500;
Fax 703-674-5506
E-mail: info@steelcloud.com

FOR INVESTOR OR MARKETING INFORMATION CONTACT: WILLIAM D. HUGHES AT 703-674-5560, WHUGHES@STEELCLOUD.COM. FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT WWW.STEELCLOUD.COM

PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

                       STEELCLOUD RESTORES COMPLIANCE FOR
                   CONTINUED LISTING ON NASDAQ CAPITAL MARKET

Herndon, VA--January 26, 2007--SteelCloud, Inc. (Nasdaq: SCLD), a leading engineering and manufacturing integrator of network centric and embedded computing solutions, today announced it has been notified by the Nasdaq Listing Qualifications Department that the Company is now in compliance with all Nasdaq requirements for continued listing on the Nasdaq Capital Market.

On August 8, 2006 SteelCloud was notified of noncompliance with Nasdaq's listing requirement that the Company's stock remain above the $1 per share trading level. On January 26, 2007 the Company was notified it had regained compliance with Nasdaq listing criteria and the matter is now closed.

"We appreciate the confidence the investor community has shown in SteelCloud," said Clifton W. Sink, SteelCloud President and CEO. "Meeting Nasdaq listing criteria was a major milestone in our turnaround plan which remains on target to restore SteelCloud to profitability later this fiscal year."

ABOUT STEELCLOUD

SteelCloud is an engineering and manufacturing integrator specializing in network centric and embedded computing solutions for the federal government and independent software vendors. The Company designs and manufactures specialized servers and appliances for federal integrators, software vendors and volume users. For both the government and commercial markets the Company delivers integration services and software focused on service desk, risk management and network management solutions. The Company's ISO 9001:2000 certified Quality Management System provides procedures for continuous quality improvement in all aspects of its business. Over its nearly 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.

                                       ###